                             OMEGA WORLDWIDE, INC.

                           900 VICTORS WAY, SUITE 345
                           ANN ARBOR, MICHIGAN 48108
                                 (734) 887-0300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 23, 1999

To the Shareholders:

     The Annual Meeting of Shareholders of Omega Worldwide, Inc. will be held at the offices of the Company at 900 Victors Way, Suite 345, Ann Arbor, Michigan on Tuesday, March 23, 1999, at 11:00 a.m., for the following purposes:

        1. To elect three members of the Board of Directors; and

        2. To transact such other business as properly may come before the meeting or any adjournment thereof.

     The nominees for election as directors are Essel W. Bailey, Jr., Harold J. Kloosterman and Robert L. Parker, each of whom presently is serving as a director of the Company.

     The Board of Directors has fixed the close of business on February 4, 1999 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournments thereof.

     We encourage you to attend the meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the election of directors as set forth in the attached Proxy Statement. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the meeting, you may vote in person even if you previously have mailed a proxy card.

                                          By order of the Board of Directors


                                          SUSAN ALLENE KOVACH
                                          Corporate Secretary

January 28, 1999
Ann Arbor, Michigan

                             OMEGA WORLDWIDE, INC.
                           900 VICTORS WAY, SUITE 345
                           ANN ARBOR, MICHIGAN 48108
                                 (734) 887-0300

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 23, 1999

     The accompanying proxy is solicited by the Board of Directors of Omega Worldwide, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held March 23, 1999, and any adjournments of the meeting (the "Annual Meeting"). It is anticipated that this proxy material will be mailed on or about February 8, 1999 to shareholders of record at the close of business on February 4, 1999.

     A copy of the Annual Report of the Company for the year ended September 30, 1998, including financial statements, is enclosed herewith. THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO SUSAN ALLENE KOVACH, VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

     A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.

                               VOTING SECURITIES

     The outstanding voting securities of the Company as of December 31, 1998, consisted of 12,258,000 shares of Common Stock, par value $.10 per share ("Common Stock"). Each holder of record of Common Shares as of the close of business on February 4, 1999 is entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. Each holder of shares of Common Stock is entitled to one vote per share on all matters properly brought before the Annual Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation, the directors have been divided into three groups. At this year's Annual Meeting, three directors will be elected in one group to hold office for a term of three years or, in each case, until their respective successors shall have been duly elected and qualified. The remaining directors shall continue in office until their respective terms expire and until their successors have been duly elected and qualified.

     The nominees for election to the three positions of director to be voted upon at this year's Annual Meeting are Essel W. Bailey, Jr., Harold J. Kloosterman and Robert L. Parker. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Messrs. Bailey, Kloosterman and Parker to hold office as directors for a term of three years each or until their respective successors have been duly elected and qualified. The affirmative vote of a majority of all votes cast at the Annual Meeting is required for the election of a director.

     If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies. In no event would the proxy be voted for more than three nominees.

     The following information relates to the nominees for election as directors of the Company and the other persons whose terms as directors continue after this meeting:

                                    YEAR FIRST                                                  EXPIRATION
                                     BECAME A                                                   OF TERM AS
            DIRECTORS                DIRECTOR       BUSINESS EXPERIENCE DURING PAST 5 YEARS      DIRECTOR
            ---------               ----------      ---------------------------------------     ----------
Jacques Aigrain (44)..............     1998      Managing Director of J.P. Morgan and Company,     2001
                                                 where he has been employed since 1981, has
                                                 been a member of the Investment Banking
                                                 Committee since December 1997 and has been
                                                 co-head of Global Mergers and Acquisitions
                                                 since July 1998, working from New York and
                                                 London. From 1996 to 1998, Mr. Aigrain headed
                                                 Morgan's Paris office, and from 1991 through
                                                 1996 he served in the London office, where he
                                                 was responsible for transactions in the
                                                 healthcare and chemical industries. Mr.
                                                 Aigrain holds a Ph.D. in Economics from the
                                                 Sorbonne in Paris.
Essel W. Bailey, Jr. (54).........     1997      President, Chief Executive Officer and            1999
                                                 Director of the Company since its formation
                                                 in 1997. Mr. Bailey currently is a Managing
                                                 Director of Principal Healthcare Finance
                                                 Limited ("Principal"), a company that
                                                 finances healthcare facilities in the United
                                                 Kingdom and in which the Company owns 33.375%
                                                 of the ordinary shares, and Principal
                                                 Healthcare Finance Trust, an Australian unit
                                                 trust that is wholly owned by the Company and
                                                 that finances healthcare facilities in
                                                 Australia. Mr. Bailey also has served as
                                                 President and Chief Executive Officer of
                                                 Omega Healthcare Investors, Inc. ("Omega"), a
                                                 real estate investment trust that is listed
                                                 on the New York Stock Exchange (Ticker: OHI),
                                                 since its formation in 1992. Mr. Bailey also
                                                 has served as Chairman of Omega, which
                                                 provides sale/leaseback and other capital
                                                 financing to healthcare service providers in
                                                 the United States, since 1995. Prior to
                                                 forming Omega, Mr. Bailey was a Managing
                                                 Director of Omega Capital, a healthcare
                                                 investment partnership, from 1986 to 1992.
                                                 Mr. Bailey was formerly a director of
                                                 Evergreen Healthcare, Inc., which was a NYSE
                                                 listed company engaged in the operation of
                                                 long-term healthcare facilities, and of
                                                 Vitalink Pharmacy Services, Inc., a NYSE
                                                 listed company operating institutional
                                                 pharmacies serving the long-term care
                                                 industry in the United States.

                                    YEAR FIRST                                                  EXPIRATION
                                     BECAME A                                                   OF TERM AS
            DIRECTORS                DIRECTOR       BUSINESS EXPERIENCE DURING PAST 5 YEARS      DIRECTOR
            ---------               ----------      ---------------------------------------     ----------
James E. Eden (61)................     1998      Mr. Eden is President and principal owner of      2000
                                                 Eden & Associates, Inc., which provides
                                                 consulting services to the senior living and
                                                 long-term care industries. He also is
                                                 President and principal owner of Senior
                                                 Living Properties, LLC, and serves as
                                                 Chairman and Chief Executive Officer of
                                                 Oakwood Living Centers, Inc., which owns and
                                                 operates 7 nursing homes in Massachusetts and
                                                 Virginia. From 1976 to 1992, Mr. Eden held
                                                 various positions in healthcare at Marriott
                                                 Corporation, ultimately as Executive Vice
                                                 President and General Manager of its Senior
                                                 Living Services Division. Mr. Eden also is a
                                                 director of Omega, the Alliance for Aging
                                                 Research and United Vanguard Homes.
Thomas F. Franke (69).............     1998      Chairman and principal owner of Cambridge         2001
                                                 Partners, Inc., an owner, developer and
                                                 manager of multifamily housing in Grand
                                                 Rapids and Ann Arbor, Michigan. He also is
                                                 the principal owner of private healthcare
                                                 firms operating in the United States and the
                                                 United Kingdom and a private hotel firm in
                                                 the United Kingdom. Mr. Franke has been a
                                                 director of Omega since its formation in 1992
                                                 and, since Principal's formation in 1995, Mr.
                                                 Franke has been a director of Principal.
Anil K. Gupta (49)................     1998      Dr. Gupta is Professor of Strategy,               2000
                                                 Organization and International Business at
                                                 the Robert H. Smith School of Business, The
                                                 University of Maryland. He holds a Doctor of
                                                 Business Administration from Harvard Business
                                                 School. Dr. Gupta served as a director of
                                                 Vitalink Pharmacy Services from 1992 to 1998.
                                                 He is the recipient of numerous scholarly
                                                 awards and provides consulting and executive
                                                 training to a number of multinational
                                                 companies.
Harold J. Kloosterman (56)........     1998      Mr. Kloosterman has been a director of Omega      1999
                                                 since its formation in 1992 and was a
                                                 managing director of Omega Capital from 1986
                                                 to 1992. Mr. Kloosterman has been involved in
                                                 the acquisition, development and management
                                                 of commercial and multi-family properties
                                                 since 1978. He has been a senior officer of
                                                 LaSalle Partners, Inc., and in 1985 he formed
                                                 Cambridge Partners, Inc., where he serves as
                                                 President. At Cambridge, he has been involved
                                                 in the development and management of
                                                 commercial, apartment and condominium
                                                 projects in Grand Rapids and Ann Arbor,
                                                 Michigan and in the Chicago area.

                                    YEAR FIRST                                                  EXPIRATION
                                     BECAME A                                                   OF TERM AS
            DIRECTORS                DIRECTOR       BUSINESS EXPERIENCE DURING PAST 5 YEARS      DIRECTOR
            ---------               ----------      ---------------------------------------     ----------
Bernard J. Korman (67)............     1998      Mr. Korman is Chairman of the Board of            2000
                                                 Trustees of Philadelphia Health Care Trust, a
                                                 private health care foundation and Chairman
                                                 of the Board of NutraMax Products, Inc., a
                                                 public consumer health care products company.
                                                 He formerly was President, Chief Executive
                                                 Officer and Director of MEDIQ Incorporated
                                                 (health care services) from 1977 to 1995. Mr.
                                                 Korman has been a director of Omega since
                                                 1993 and also is a director of the following
                                                 public companies: The New America High Income
                                                 Fund (financial services), The Pep Boys, Inc.
                                                 (auto supplies), Today's Man, Inc. (retail
                                                 men's clothing sales), Kranzco Realty Trust
                                                 (real estate investment trust) and NutraMax
                                                 Products, Inc. (consumer health care
                                                 products).
Edward Lowenthal (54).............     1998      Mr. Lowenthal is President and Chief              2001
                                                 Executive Officer of Wellsford Real
                                                 Properties, Inc. (AMEX: WRP), a real estate
                                                 merchant bank, and was President of the
                                                 predecessor of Wellsford Real Properties,
                                                 Inc. since 1986. Mr. Lowenthal has been a
                                                 Director of Omega since 1995 and also serves
                                                 as a director of United American Energy
                                                 corporation, a developer, owner and operator
                                                 of energy facilities; Corporate Renaissance
                                                 Group, Inc., a mutual fund; Equity
                                                 Residential Properties Trust; and Great Lakes
                                                 REIT, Inc.
Robert L. Parker (64).............     1998      Mr. Parker has served as Chairman of the          1999
                                                 Company's Board of Directors since April
                                                 1998. He is a consultant to, and from 1992 to
                                                 1995 was Chairman of, Omega. He continues to
                                                 serve as a Director of Omega. Mr. Parker was
                                                 Managing Director of Omega Capital from 1986
                                                 to 1992. From 1972 through 1983, Mr. Parker
                                                 was a senior officer of Beverly Enterprises,
                                                 the largest operator of long-term care
                                                 facilities in the United States. At the time
                                                 of his retirement in 1983, Mr. Parker was
                                                 Executive Vice president of Beverly
                                                 Enterprises. Mr. Parker is a registered
                                                 architect and is licensed in California and
                                                 Oklahoma. Mr. Parker also served as a
                                                 director of GranCare, Inc., a public company
                                                 engaged in the operation of long-term care
                                                 facilities, from 1995 to 1997, and of
                                                 Vitalink Pharmacy Services, Inc., a
                                                 publicly-traded institutional pharmacy,
                                                 during 1997. Mr. Parker has served as a
                                                 director of Principal since 1995 and of First
                                                 National Bank of Bethany, Oklahoma.

                             PRINCIPAL SHAREHOLDERS

     At December 31, 1998, the Company was aware that the following beneficially owned more than 5% of the outstanding shares of Common Stock:

                                                                 NUMBER OF SHARES
                                                                 OF COMMON STOCK         PERCENT OF
                      BENEFICIAL OWNER                          BENEFICIALLY OWNED         CLASS
                      ----------------                          ------------------       ----------
Gotham International Advisors, L.L.C. ......................        1,215,900              9.92%
110 East 42nd Street, 18th Floor
New York, New York 10017
Omega Healthcare Investors, Inc. ...........................        1,163,061              9.49%
900 Victors Way, Suite 350
Ann Arbor, Michigan 48108
Essel W. Bailey, Jr. .......................................          843,434              6.88%
900 Victors Way, Suite 345
Ann Arbor, Michigan 48108

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 1998 (i) by each of the Company's directors and executive officers and (ii) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                 NUMBER OF SHARES
                                                                 OF COMMON STOCK         PERCENT OF
                      BENEFICIAL OWNER                          BENEFICIALLY OWNED         CLASS
                      ----------------                          ------------------       ----------
Essel W. Bailey, Jr. .......................................          843,434(1)            6.88%
James P. Flaherty...........................................           34,924               0.28%
F. Scott Kellman............................................           20,722               0.17%
Susan A. Kovach.............................................            4,068                   *
David A. Stover.............................................           40,434(2)            0.33%
Jacques Aigrain.............................................            1,000(3)                *
James E. Eden...............................................            4,421                   *
Thomas F. Franke............................................          282,520(4)            2.30%
Anil K. Gupta...............................................            1,000(3)                *
Harold Kloosterman..........................................          115,907(5)            0.95%
Bernard J. Korman...........................................          353,613               2.88%
Edward Lowenthal............................................           36,559               0.30%
Robert L. Parker............................................           97,722(6)            0.80%
                                                                    ---------              ------
Directors and executive officers as a group (13 persons)....        1,836,324              14.98%

---------------
* Less than 0.10%

The business address of all the above persons is 900 Victors Way, Suite 345, Ann Arbor, Michigan 48108.

(1) Includes shares owned jointly by Mr. Bailey and his wife, plus 520,804 shares held solely in Mrs. Bailey's name. Mr. Bailey disclaims any beneficial interest in the shares held solely by Mrs. Bailey.

(2) Includes shares owned jointly by Mr. Stover and his wife.

(3) Includes 1,000 unvested shares of Restricted Stock that were granted in July 1998.

(4) Includes 282,520 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a Member.

(5) Includes shares owned jointly by Mr. Kloosterman and his wife, and 55,044 owned directly by his wife.

(6) Includes 1,123 shares owned by a private pension plan for Mr. Parker's benefit and 61,134 shares owned by a trust of which Mr. Parker is sole trustee.

                     DIRECTORS AND OFFICERS OF THE COMPANY

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held five meetings during fiscal year 1998. The Board of Directors has an Audit Committee, consisting of Messrs. Korman, Kloosterman and Gupta, a Compensation Committee, consisting of Messrs. Aigrain, Franke and Lowenthal, an Independent Directors Committee consisting of Messrs. Gupta and Aigrain, and a Nominating Committee, consisting of Messrs. Bailey, Eden and Parker.

     The Audit Committee, which met once in fiscal year 1998, selects the Company's independent accountants, approves the compensation to be paid to such accountants and reports to the Board concerning the scope of audit procedures.

     The Compensation Committee met three times during fiscal year 1998 and has responsibility for the compensation of the Company's key management personnel and administration of the Company's Stock Option and Restricted Stock Plan.

     The Independent Directors Committee, which met once during fiscal year 1998, has responsibility for passing upon those issues with respect to which a conflict may exist between the Company and Omega Healthcare Investors, Inc. ("Omega"), including issues with respect to the Opportunity Agreement between them (the "Opportunity Agreement") and the allocation of costs between the Company and Omega pursuant to the Services Agreement between them (the "Services Agreement").

     The Nominating Committee, which met once during fiscal year 1998, reviews suggestions of candidates for director made by directors, shareholders, management and others, and makes recommendations to the Board of Directors regarding the composition of the Board of Directors and nomination of individual candidates for election to the Board of Directors. Suggestions by shareholders for candidates should be submitted in writing to the office of the President, Omega Worldwide, Inc., 900 Victors Way, Suite 345, Ann Arbor, Michigan 48108.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") is composed of outside directors who administer the Company's Stock Option and Restricted Stock Plan, approve the compensation of James P. Flaherty, the Company's chief operating officer, and review with the Board of Directors all aspects of compensation for the Company's executive officers. The Committee did not approve the base compensation for the chief operating officer for the period ended September 30, 1998, because his base compensation for that period was determined by Omega, which employed Mr. Flaherty, prior to the date on which the Company commenced operations, to develop and oversee the investments in the United Kingdom that Omega contributed to the Company. In connection with Omega's contribution of those investments to the Company, the Company assumed the obligation of Omega to pay Mr. Flaherty's compensation for the period ended September 30, 1998. The Committee has awarded a $50,000 cash bonus to Mr. Flaherty for the period ended September 30, 1998.

     The Committee does not determine the salaries of the other executive officers. The salaries of the other executive officers are determined by Omega, and the Company reimburses Omega for a portion of their salaries pursuant to the Services Agreement.

COMPENSATION OF DIRECTORS

     The Company pays each non-employee director a fee of $10,000 per year for services as a director, plus $1,000 for services as a Committee Chairperson and $500 for attendance at a meeting of the Board of Directors or any Committee thereof. In addition, the Company reimburses the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

     Directors are eligible to participate in the Company's Stock Option and Restricted Stock Plan. Each non-employee director was awarded options with respect to 10,000 shares on his election as a director of the Company, and each non-employee director is to be granted an additional option grant with respect to 1,000 shares on or after each anniversary of the initial grant. All grants have been and are to be at an exercise price equal to 100% of the fair market value of the Company's common stock on the date of the grant. Non-employee director options vest one third after each year for three years. Each non-employee director also is annually awarded 1,000 shares of restricted stock, with each such grant of restricted stock shares vesting six months after the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for the period ended September 30, 1998, the compensation for services in all capacities to the Company of those persons who were at September 30, 1998 (i) the chief executive officer and (ii) the other executive officers of the Company whose total 1998 annual salary and bonus exceeded $100,000. The Committee does not determine the salaries of the chief executive officer or the other executive officers other than the chief operating officer. Their salaries are determined by Omega, and the Company reimburses Omega for a share of their salaries, as well as certain other overhead expenses, pursuant to the Services Agreement. See "Certain Transactions" below.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                      ---------------------------------------------------
                                                                                AWARDS             PAYOUTS
                                                                      --------------------------   -------
                                                          OTHER       RESTRICTED      SECURITIES     ALL
                          FISCAL                          ANNUAL        STOCK         UNDERLYING    LTIP        OTHER
        NAME AND           YEAR    SALARY     BONUS    COMPENSATION    AWARD(S)        OPTIONS/    PAYOUTS   COMPENSATION
   PRINCIPAL POSITION      (1)     ($)(1)    ($)(1)       ($)(2)         ($)           SARS(#)       ($)         ($)
   ------------------     ------   ------    ------    ------------   ----------      ----------   -------   ------------
Essel W. Bailey, Jr. ...   1998          0         0           0             0         113,000      0             0
President and CEO
James P. Flaherty.......   1998    116,379   $50,000     $38,477             0          90,000      0             0
Chief Operating Officer
F. Scott Kellman........   1998          0         0           0             0          90,000      0             0
Vice President
David A. Stover.........   1998          0         0           0             0          90,000      0             0
Vice President and
Chief Financial Officer

---------------
(1) Amounts in each column reflect compensation for the period from April 2, 1998 (commencement of operation) to September 30, 1998. Mr. Flaherty is the only officer of the Company who receives annual compensation directly from the Company. All other executive officers are compensated by Omega Healthcare Investors, Inc. and the Company is charged pursuant to the provisions of the Service Agreement between the Company and Omega.

(2) "Other Annual Compensation" comprises $23,215 used to purchase private health and retirement benefits for Mr. Flaherty in England and $15,262, representing the allocable portion of the value of restricted stock granted by Omega to Mr. Flaherty and charged to the Company.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options/SARs granted during fiscal year 1998 to the named executives:

                                 INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                       --------------------------------------                   VALUE AT ASSUMED
                        NUMBER OF     % OF TOTAL                              ANNUAL RATES OF STOCK
                       SECURITIES    OPTIONS/SARS   EXERCISE                 PRICE APPRECIATION FOR       GRANT
                       UNDERLYING     GRANTED TO     OR BASE                       OPTION TERM            DATE
                       OPTIONS/SAR   EMPLOYEES IN     PRICE     EXPIRATION   -----------------------     PRESENT
        NAME             GRANTED     FISCAL YEAR    ($/SHARE)    DATE(1)      5%($)(2)    10%($)(2)    VALUE($)(3)
        ----           -----------   ------------   ---------   ----------    --------    ---------    -----------
Essel W. Bailey,
  Jr.................     13,333                      7.500        4/8/08       62,798      159,596        N/A
                          99,667                      7.500        4/8/09      530,228    1,387,365        N/A
                         -------                                             ---------    ---------
  Total..............    113,000        17.44%                                 593,026    1,546,961        N/A
                         =======                                             =========    =========
James P. Flaherty....     13,333                      7.500        4/8/08       62,798      159,596        N/A
                          76,667                      7.500        4/8/09      407,868    1,067,205        N/A
                         -------                                             ---------    ---------
  Total..............     90,000        13.89%                                 470,666    1,226,801        N/A
                         =======                                             =========    =========
F. Scott Kellman.....     13,333                      7.500        4/8/08       62,798      159,596        N/A
                          76,667                      7.500        4/8/09      407,868    1,067,205        N/A
                         -------                                             ---------    ---------
  Total..............     90,000        13.89%                                 470,666    1,226,801        N/A
                         =======                                             =========    =========
Susan A. Kovach......     13,333                      7.500        4/8/08       62,798      159,596        N/A
                           6,667                      7.500        4/8/09       35,468       92,805        N/A
                         -------                                             ---------    ---------
  Total..............     20,000         3.09%                                  98,266      252,401        N/A
                         =======                                             =========    =========
David A. Stover......     13,333                      7.500        4/8/08       62,798      159,596        N/A
                          76,667                      7.500        4/8/09      407,868    1,067,205        N/A
                         -------                                             ---------    ---------
  Total..............     90,000        13.89%                                 470,666    1,226,801        N/A
                         =======                                             =========    =========

---------------
(1) Incentive stock options expire 10 years from date of grant (April 8, 2008), while non-qualified options expire 11 years after date of grant (April 8, 2009).

(2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing at the expiration date of the options, to $12.21 and $19.47, respectively for the April 8, 1998 incentive stock options grant, $12.82 and $21.42, respectively for the April 8, 1998 non-qualified stock options grant.

(3) The Company does not elect to provide grant date present value as an alternative to disclosing potential realizable value.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table summarizes options and SARs exercised during fiscal year 1998 and presents the value of unexercised options and SARs held by the named executives at Year-End:

                                                                       NUMBER OF SECURITIES       IN-THE-MONEY
                                                                      UNDERLYING UNEXERCISED      OPTIONS/SARS
                                             SHARES                      OPTIONS/SARS AT           AT FISCAL
                                           ACQUIRED ON     VALUE        FISCAL YEAR-END(#)        YEAR-END($)
                                            EXERCISE      REALIZED       UNEXERCISABLE(U)       UNEXERCISABLE(U)
                 NAME                          (#)          ($)           EXERCISABLE(E)         EXERCISABLE(E)
                 ----                      -----------    --------    ----------------------    ----------------
Essel W. Bailey, Jr....................         0            0               113,000(U)                0(U)
                                                                                   0(E)                0(E)
James P. Flaherty......................         0            0                90,000(U)                0(U)
                                                                                   0(E)                0(E)
F. Scott Kellman.......................         0            0                90,000(U)                0(U)
                                                                                   0(E)                0(E)
Susan A. Kovach........................         0            0                20,000(U)                0(U)
                                                                                   0(E)                0(E)
David A. Stover........................         0            0                90,000(U)                0(U)
                                                                                   0(E)                0(E)

LONG-TERM INCENTIVE PLAN

     For the period from April 2, 1998 (Commencement of Operations) through September 30, 1998, the Company had no long-term incentive plans.

                       DEFINED BENEFIT OR ACTUARIAL PLAN

     For the period from April 2, 1998 (date of commencement of operations of the Company) through September 30, 1998, the Company had no pension plans.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

Among: Omega Worldwide, Inc.
       S&P 500 Index
       S&P Small Cap 600 Index

                                  [LINE GRAPH]

                                                                                                            S&P SMALLCAP 600
                                                          OWWI                         S&P                        INDEX
                                                          ----                         ---                  ----------------
4/10/98                                                  100.00                      100.00                      100.00
4/30/98                                                  113.00                      101.00                      100.15
5/31/98                                                  113.00                       99.00                       94.85
6/30/98                                                  101.00                      103.00                       95.13
7/31/98                                                   88.00                      102.00                       87.85
8/31/98                                                   68.00                       87.00                       70.89
9/30/98                                                   68.00                       92.00                       75.23

     THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE PERFORMANCE GRAPH THAT APPEARS ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                              CERTAIN TRANSACTIONS

     The Company and Omega have entered into the Opportunity Agreement to provide each other with rights to participate in certain transactions and to make certain investments. The Opportunity Agreement provides, subject to certain terms, that, regardless of whether the following kinds of investments (each a "Worldwide Opportunity") first come to the attention of the Company or Omega, the Company will have the right to: (a) provide advisory services and/or management services to any healthcare investors, wherever located; (b) acquire or make debt and/or equity investments (through a joint venture or otherwise) in any healthcare investor or in healthcare real estate-related assets outside the United States; (c) make investments in any entity conducting healthcare operations; and (d) make any other real estate, finance or other investments not customarily undertaken by a qualified REIT. However, Omega will have the right, regardless of whether the following kinds of investments (each a "REIT Opportunity") first come to the attention of the Company or Omega, to make any investment within the United States (a) in real estate, real estate mortgages, real estate derivatives or entities that invest exclusively in or have a substantial portion of their assets in any of the foregoing, so long as Omega's REIT status would not be jeopardized by the investment; and (b) that, if made by a REIT, would not result in the termination of the REIT's status as a REIT under Sections 856 through 860 of the Internal Revenue Code. If the Company declines to pursue a Worldwide Opportunity, it must offer that opportunity to Omega, and if Omega declines to pursue a REIT Opportunity, it must offer that opportunity to the Company. Each of the Company and Omega may participate, in its discretion, in any REIT Opportunity or Worldwide Opportunity that the other requests be pursued jointly. The terms upon which each of the Company and Omega may elect to participate in any such an opportunity will be negotiated in good faith and must be mutually acceptable to the respective boards of directors of the Company and Omega, with the affirmative votes of the independent directors of the respective boards of directors of the

Company and Omega. Each of the Company and Omega, in its sole discretion, will make all decisions as to whether to pursue transactions or investments. The determination by each of the Company and Omega as to whether to pursue an investment or transaction individually shall be made by the affirmative votes of the independent director(s) of the board of directors of the Company or Omega. Each of Omega and the Company has agreed to notify the other of, and make available to the other, investment opportunities developed by such party or of which such party becomes aware but is unable or unwilling to pursue. The Opportunity Agreement has a term of ten years and automatically renews for successive five-year terms unless terminated.

     Omega and the Company have entered into the Services Agreement pursuant to which Omega provides shared management and other employees, office space and administrative services to the Company. The Company reimburses Omega quarterly for a portion of Omega's overhead expenses such as rent, compensation and utilities, based on a formula determined by dividing the value of the assets managed by the Company at the end of each fiscal quarter by the sum of the value of the assets of Omega and assets managed by the Company at the end of each fiscal quarter. During the fiscal year ended September 30, 1998, the Company paid to Omega the sum of $303,000 under the Services Agreement.

     The Company has invested approximately $37.9 million in Principal Healthcare Finance Limited ("Principal") as of September 30, 1998. As of that date, Principal owned and leased 176 nursing homes or residential care facilities located in the British Isles. Essel W. Bailey, Jr., President, Chief Executive Officer and a director, and directors Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman and Robert L. Parker, have invested in the aggregate, directly or indirectly, approximately $2,170,000 in Principal. Pursuant to an Amended and Restated Advisory Agreement (the "Advisory Agreement"), the Company has agreed to provide certain investment management and advisory services to Principal in exchange for a fee. During the period ended September 30, 1998, Principal paid to the Company approximately $1.9 million for services rendered by the Company to Principal pursuant to the Advisory Agreement.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP audited the Company's financial statements the year ended September 30, 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the Annual Meeting.

                             SHAREHOLDERS PROPOSALS

     October 1, 1999 is the date by which proposals of shareholders intended to be presented at the Annual Meeting of Shareholders, held on or about March 15, 2000, must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                            EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally and by telephone, telex or facsimile. The Company may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares. The Company has also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $7,500 plus out-of-pocket expenses.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Forms 3 for Messrs. Bailey, Kellman, Flaherty and Stover and for Ms. Kovach were required to be filed with the Securities and Exchange Commission ("SEC") by April 12, 1998 and were filed with the SEC on April 14, 1998. In addition, the Form 4 for Mr. Flaherty for the month of May, 1998 was required to be filed with the SEC by June 10, 1998 and was filed on November 13, 1998.

     Todd P. Robinson, who was appointed Vice President of the Company on April 2, 1998 and resigned from the Company on April 20, 1998, was required to file his Form 3 by April 12, 1998 and his Form 4 for the month of April, 1998 by May 10, 1998. He filed his Form 3 with the SEC on April 14, 1998 and his Form 4 with the SEC on November 13, 1998.

     The Form 3 for Mr. Aigrain was required to be filed with the SEC by July 17, 1998 and was filed on July 20, 1998. The Form 4 for Mr. Franke for the month of April, 1998 was required to be filed with the SEC by May 10, 1998 and was filed on June 10, 1998. The Form 4 for Mr. Kloosterman for the month of May, 1998 was required to be filed on June 10, 1998 and was filed with the SEC on October 9, 1998.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

                                          ESSEL W. BAILEY, JR.
                                          President and Chief Executive Officer

January 28, 1999
Ann Arbor, Michigan

PROXY

                             OMEGA WORLDWIDE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Susan Allene Kovach and Don M. Pearson, and each of them, as proxies, each with the power to appoint his or her substitute to represent and to vote as designated below, all the shares of Common Stock of Omega Worldwide, Inc. held of record by the undersigned on February 4, 1999 at the Annual Meeting of Stockholders to be held on March 23, 1999 or any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR the election of the directors named in the Proxy Statement.

If any nominee named above declines or is unable to serve as a director, the persons named as proxies, and each of them, shall have full discretion to vote for any other person who may be nominated.

       (Continued, and to be marked, dated and signed, on the other side)


                                                                  SEE REVERSE
                                                                      SIDE

--------------------------------------------------------------------------------
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





      PLEASE MARK YOUR                                                              2953
[ X ] VOTE AS IN THIS
      EXAMPLE.

------------------------------------------------------------------------------------------------------------------------
                 The Directors recommend a vote FOR Proposal 1.
------------------------------------------------------------------------------------------------------------------------
                         FOR          WITHHELD

1. Election of           [  ]           [  ]           NOMINEES:
   Directors                                           Essel W. Bailey, Jr.
[INSTRUCTIONS: To withhold authority to vote for any   Harold J. Kloosterman
individual nominee, write that nominee's name in       Robert L. Parker
the space provided below.]


----------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                                      NOTE: Please sign exactly as name
                                                                                      appears on this Proxy.  When
                                                                                      shares are held by joint tenants,
                                                                                      both should sign.  When signing
                                                                                      as attorney, executor,
                                                                                      administrator, trustee or
                                                                                      guardian, please give full title
                                                                                      as such.  If a corporation,
                                                                                      please sign in full corporate
                                                                                      name by President or other
                                                                                      authorized officer.  If a
                                                                                      partnership, please sign in
                                                                                      partnership name by authorized
                                                                                      person.


                                                                                      Please check the box  [   ]
                                                                                      if you plan to attend
                                                                                      the Annual Meeting
                                                                                      in person.

SIGNATURE(S)                                                         DATE
           ----------------------------------------------------------    ---------
NOTE: Please sign exactly as name appears hereon.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  This proxy will not be used if you attend the meeting in person and so request.
------------------------------------------------------------------------------------------------------------------------

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